Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,251,696)
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,440,478
Dividend Income	177,625
Interest Income	86,949
ETF Transaction Fees	350
Total Income (Loss)	$5,453,706

Expenses
General Partner Management Fees	$38,635
Professional Fees	25,685
Brokerage Commissions	5,164
Directors' Fees and insurance	946
License fees	966
Total Expenses	$71,396
Net Income (Loss)	$5,382,310

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$72,334,047
Additions (50,000 Shares)	3,073,845
Net Income (Loss)	5,382,310

Net Asset Value End of Month	$80,790,202
Net Asset Value Per Share (1,250,000 Shares)	$64.63

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596